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                                                                  EXHIBIT (A)(4)
                           TRIKON TECHNOLOGIES, INC.

OFFER TO EXCHANGE EACH $1,000 PRINCIPAL AMOUNT OF 7 1/8% CONVERTIBLE SUBORDINATED NOTES DUE OCTOBER 15, 2001 INTO 262.7339 SHARES OF COMMON STOCK,
34.7826 SHARES OF SERIES H PREFERRED STOCK AND .3393 SHARES OF SERIES I PREFERRED STOCK.

 THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY 11, 1998, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (SUCH TIME AND DATE, AS EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS OF 7 1/8% CONVERTIBLE SUBORDINATED NOTES DUE OCTOBER 15, 2001 MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.


                                                                 April 14, 1998

To Our Clients:

  Enclosed for your consideration is the Offering Circular dated April 14, 1998 (as the same may be further amended or supplemented from time to time, the "Offering Circular") and a related Note Consent and Letter of Transmittal and instructions thereto relating to the offer (the "Note Exchange Offer") by Trikon Technologies, Inc. (the "Company") to exchange each $1,000 principal amount of its 7 1/8% Convertible Subordinated Notes due October 15, 2001 (the "Notes") into 262.7339 shares of the Company's Common Stock, no par value per share (the "Common Stock"), 34.7826 shares of the Company's Series H Preferred Stock, $10 stated amount per share (the "Series H Preferred Stock") and .3393 shares of the Company's Series I Junior Participating Preferred Stock, no par value per share (the "Series I Preferred Stock") (collectively, referred to as the "Note Exchange Consideration").

  Consummation of the Note Exchange Offer is subject to, among other things, satisfaction of the conditions set forth in the Offering Circular under the heading "The Exchange Offer--Conditions to the Exchange Offer."

  WE ARE THE REGISTERED HOLDER OF NOTES HELD BY US FOR YOUR ACCOUNT. A TENDER OF ANY SUCH NOTES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE BLUE NOTE CONSENT AND LETTER OF TRANSMITTAL (THE "NOTE CONSENT AND LETTER OF TRANSMITTAL") IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER NOTES HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instructions as to whether you wish us to tender any or all of the Notes held by us for your account pursuant to the terms and conditions set forth in the Offering Circular and the Note Consent and Letter of Transmittal. We urge you to read the Offering Circular and the Note Consent and Letter of Transmittal carefully before instructing us to tender your Notes.

  Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Notes on your behalf in accordance with the provisions of the Note Exchange Offer. The Exchange Offer will expire at 12:00 midnight, New York City time, on May 11, 1998, unless extended. Notes tendered pursuant to the Note Exchange Offer may be withdrawn, subject to the procedures described in the Offering Circular, at any time prior to the Expiration Date.

  Your attention is directed to the following:

  1. The Note Exchange Offer is for all outstanding Notes at an exchange ratio of 262.7339 shares of Common Stock, 34.7826 shares of Series H Preferred Stock and .3393 shares of Series I Preferred Stock for each $1,000 principal amount Note.

  2. Holders who tender their Notes in the Note Exchange Offer will not be entitled to receive any payment in respect of accrued and unpaid interest on Notes accepted for exchange.

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  3. Consummation of the Note Exchange Offer is subject to, among other things, satisfaction of the certain conditions set forth in the Offering Circular under the heading "The Exchange Offer--Conditions to the Exchange Offer."

  4. Any transfer taxes incident to the transfer of Notes from the tendering holder to the Company will be paid by the Company, except as provided in the Offering Circular and the instructions to the Note Consent and Letter of Transmittal.

  If you wish to have us tender any or all of the Notes held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows.

                 INSTRUCTIONS REGARDING THE OFFERING CIRCULAR
                    WITH RESPECT TO THE 7 1/8% CONVERTIBLE
                    SUBORDINATED NOTES DUE OCTOBER 15, 2001
                         OF TRIKON TECHNOLOGIES, INC.

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Note Exchange Offer of Trikon Technologies, Inc.

  This will instruct you whether to tender the principal amount of Notes indicated below held by you for the account of the undersigned pursuant to the terms of and conditions set forth in the Offering Circular and the Note Consent and Letter of Transmittal.

[_]Please tender the Notes held by you for my account.

[_]Please do not tender any Notes held by you for my account.

Date:      , 1998

                               PLEASE SIGN HERE

 _____________________________________________________________________________
                                 Signature(s)

 _____________________________________________________________________________
                           Please print name(s) here

 _____________________________________________________________________________
                   Principal Amount of Notes to be Tendered*

 _____________________________________________________________________________
                         Please type or print address

 _____________________________________________________________________________
                        Area code and Telephone Number

 _____________________________________________________________________________
               Taxpayer Identification or Social Security Number

 _____________________________________________________________________________
                         My Account Number With You

* Unless otherwise indicated, signature(s) hereon by beneficial owner(s) shall constitute an instruction to the nominee to tender all Notes of such beneficial owner(s).